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Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        In connection with Amendment No. 1 to the Annual Report on Form 10-K of Boston Biomedica, Inc., a Massachusetts corporation (the "Company") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard T. Schumacher, Chief Executive Officer of Boston Biomedica, Inc., a Massachusetts corporation (the "Company"), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

        (1)   The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 25, 2004	/s/ RICHARD T. SCHUMACHER Richard T. Schumacher Chief Executive Officer (Principal Executive Officer)

        A signed original of this written statement required by Section 906 has been provided to Boston Biomedica, Inc. and will be retained by Boston Biomedica, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1